Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Michael Inglese —Chief Financial Officer
Tel: +1-203-504-1063
The IGB Group
Leon Berman
Tel: +1-212-477-8438
lberman@igbir.com
Aircastle Announces Increase in Quarterly Dividend and Share Repurchase Program
Stamford, CT. June 27, 2011 — Aircastle Limited (NYSE: AYR) announced today that its Board of Directors declared a second quarter 2011 cash dividend on its common shares of $0.125 per share, payable on July 15, 2011 to shareholders of record on July 7, 2011.
Aircastle announces dividends on a quarterly basis, separately from quarterly earnings announcements.
The Company’s Board of Directors authorized an increase in the Company’s common share repurchase program by up to $30 million of its common shares, for a total of up to $90 million of its common shares in the aggregate. Under the program, as of June 24, 2011, the Company had purchased 4.9 million of its common shares for a total cost of $60 million, including commissions.
Ron Wainshal, Aircastle’s CEO, commented, “Increasing the dividend 25% this quarter demonstrates our confidence in our disciplined, returns-oriented growth strategy and in the strength of our cash flows. At the same time, with our strong liquidity position, we continue to believe that repurchasing our shares is an excellent investment which complements our growth plans as well as our dividend policy.”
Under the Company’s share repurchase program, the Company may purchase its common shares from time to time in the open market or in privately negotiated transactions. The amount and timing of the purchases will depend on a number of factors, including the price and availability of the Company’s common shares, trading volume and general market conditions. The Company may also from time to time establish a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 to facilitate purchases of its common shares under this authorization.

About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of March 31, 2011 Aircastle’s aircraft portfolio consisted of 134 aircraft and had 63 lessees located in 34 countries.
For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.
Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted Net Income and Adjusted Net Income plus Depreciation and Amortization and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, significant capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions or unavailability of capital caused by political unrest in North Africa, the Middle East or elsewhere, and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2010 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking tatements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.